Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
INTEGRATED HEALTHCARE HOLDINGS, INC.

ARTICLE I. OFFICES.

Section 1.                    Principal Office.  The principal office of Integrated Healthcare Holdings, Inc. shall be located in Orange County, California, or at such other place as shall from time to time be fixed by the Board of Directors.  The corporation may have such other offices, within or without the State of California, as the Board of Directors may designate or as the business of the corporation may require from time to time.

Section 2.                    Registered Office.  The corporation shall maintain a registered office required by the laws of the State of Nevada to be maintained in the State of Nevada, and the registered office and the registered agent at such office may be changed from time to time by the Board of Directors.

ARTICLE II.  STOCKHOLDERS.

Section 1.                    Annual Meeting.  The annual meeting of the stockholders of the corporation shall be held on such date and at such time each year as may be designated from time to time by the Board of Directors, such date to be within 180 days of the end of the last fiscal year then ended.  Notwithstanding the forgoing, each annual meeting of the stockholders shall be held no more than 13 months after the annual meeting of the stockholders for the previous year.

Section 2.                    Purposes of Annual Meeting.The annual meeting shall be held for the purpose of electing directors, and for the transaction of such other business as may lawfully come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated for any annual meeting of stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be conveniently held.

Section 3.                    Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, may only be called (a) by the vote of a majority of the entire Board of Directors or action by written consent signed by all of the directors or (b) stockholderby any holder of not less than fifteen percent (15%) of the shares entitled to vote at the special meeting, provided that such holder (including any other stockholder(s) forming a “group” with such holder within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) has not called a special meeting of stockholders of the corporation during the same calendar year.

Section 4.                    Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or for any special meeting of stockholders, or if no designation is made the place of meeting shall be the principal office of the corporation in the State of California.

Section 5.                    Notice of Meeting.Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer of persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address at it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 6.                    Closing of Transfer Books and Fixing Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for stated period but not to exceed, in any case, fifty days.  If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of stockholder entitled to notice of or to vote at a meeting of stockholders, or of stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 7.                    Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the corporation, shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any stockholder during the whole time of the meeting.  The original stock transfer book shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 8.                    Quorum of Stockholders.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or any proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Section 9.                    Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10.                    Voting of Shares.  Each outstanding share entitled to vote (common share) shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Section 11.                    Voting of Certain Shares. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.  Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.  A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.  On or after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.  Shares of its own stock held by the corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 12.                    Noncumulative Voting.  At each election of directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.  No stockholder may cast more than one vote for any one nominee for director.

Section 13.                    Voting Trust. Any number of stockholders of the corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period of not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, by depositing a counterpart of the agreement with the corporation at its registered office, and by transferring their shares to such trustee or trustees for the purpose of the agreement.  The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a stockholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at a reasonable time for any proper purpose.

Section 14.                    Action Without a Meeting.

(a)           Unless otherwise provided in the Articles of Incorporation of the corporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)           To be effective, a written consent must be delivered to the corporation by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office or principal place of business shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in accordance with this Section.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 15.                    Stockholder Proposals at Annual Meetings.

(a)           At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in this in this Section 15.

(b)           In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 45 days nor more than 75 days prior to the date on which the corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year).  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) a description of any material interest of such stockholder in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting and (vi) any other information required by law.

(c)           Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 15, provided, however, that nothing in this Section 15 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.  The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 15 or other rules applicable to the conduct of business at the annual meeting, and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(d)           Nothing in this Section 15 shall affect the right of a stockholder to request inclusion of a proposal in the corporation’s proxy statement to the extent that such right is provided by an applicable rule of the Securities and Exchange Commission.

Section 16.                    Nominations of Persons for Election to the Board of Directors.

(a)           In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.

(b)           Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) by any nominating committee or person appointed by the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 16.

(c)           Such nominations, other than those made by or at the direction of the Board of Directors or a nominating committee, shall be made pursuant to timely notice in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 45 days nor more than 75 days prior to the date on which the corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year).  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(d)           To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 16(c) of these bylaws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

ARTICLE III.  BOARD OF DIRECTORS.

Section 1.                    General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.  Directors shall have the right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation, provided that any such request must be for a purpose which is in the interest of the business of the corporation.

Section 2.                    Number, Tenure, and Qualifications. The number of directors of this corporation shall be fixed at seven.  Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

Section 3.                    Regular Meetings.  Regular meetings of the Board of Directors shall be held at such places and at such times as the Board may determine and, if so determined, no notice thereof need be given, provided that the first meeting following such a determination by the Board may be held no less than 72 hours after the determination.  A regular meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held.

Section 4.                    Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 5.                    Notice.

(a)           No notice is required for regular meetings of the Board of Directors.  Notice of special meetings of the Board of Directors shall be given to each director at least five (5) days in advance of the meeting if given by written notice, or at least seventy-two (72) hours in advance of the meeting if given orally, by personal delivery in writing, or by delivery in writing and acknowledged in writing by the director.  Written notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, facsimile or electronic mail.  Oral notice may be communicated in person or by telephone, and is effective when communicated in a comprehensible manner.

(b)           Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6.                    Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7.                    Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  Any action required to be taken at a meeting of the Board of Directors may be taken without a meeting, provided a consent in writing, setting forth the action taken, shall be signed by all of the directors.  Such consent shall have the same effect as a unanimous vote.

Section 8.                    Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors, shall be filled by the Board of Directors, such appointment to be until the next annual meeting or a special meeting of the stockholders called for the purpose of electing a director to the office to created.

Section 9.                    Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and non-employee directors may be paid a fixed sum for attendance at each such meeting of the Board of Directors.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Any such compensation fixed by the Board of Directors shall be reported to the stockholders.

Section 10.                    Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11.                    Removal of Directors.  At a meeting called expressly for that purpose, one or more directors or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.  Any directorship to be filled by reason of the removal of one or more directors by the stockholders may be filled by election by the stockholders at the meeting at which the director or directors are moved.

Section 12.                    Chairman of the Board. The Chairman of the Board of Directors shall be elected by a majority of the directors at any meeting of the Board of Directors, may be an officer of the corporation and, if an officer, may serve as Executive Chairman.  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.   The Board of Directors may also elect a Vice-Chairman of the Board of Directors who shall, in the absence of the Chairman, preside at all meetings of the stockholders and of the Board of Directors.  In the absence of the Chairman or Vice-Chairman, another director selected by the majority of the directors present shall preside at such meetings.

Section 13.                    Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, retain independent counsel or other advisers, and may authorize the seal of the corporation to be affixed to all pages which may require it.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these bylaws.

ARTICLE IV.  OFFICERS.

Section 1.                    Positions.  The officers of the corporation shall be appointed by resolution of the Board of Directors and shall consist of a President, a Secretary and a Treasurer.  The Board of Directors may also appoint additional officers by resolution, including without limitation an Executive Chairman (who may be the Chairman of the Board), a Chief Executive Officer and one or more Vice Presidents (who may be designated Senior Vice President or Executive Vice President).  The corporation may have such additional or assistant officers as the Board of Directors may appoint from time to time.  The Board of Directors shall also have the authority, but shall not be required, to designate officers as the Chief Operating Officer, the Chief Financial Officer or similar such titles.

Section 2.                    Appointment and Term of Office.  The officers of the corporation shall be appointed annually by resolution of the Board of Directors at the first meeting of the Board held after each annual meeting of the stockholders.  If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter, or may be left vacant.  Each officer shall hold office until a successor shall have been appointed and qualified or until said officer’s earlier death, resignation, or removal.

Section 3.                    President.  In the absence of a Chief Executive Officer or Executive Chairman, the president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation.  He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.                    Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors.  He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

Section 5.                    Treasurer.  The treasurer shall have charge and custody of all funds and securities of the corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, and shall perform all other duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 6.                    Authority and Duties of Other Officers.  Each officer shall have the authority and shall perform the duties set forth in these bylaws or, to the extent consistent with the bylaws, the duties prescribed by the Board of Directors or an officer authorized by the Board to prescribe the duties of such officer.

Section 7.                    Compensation and Contract Rights. The Board of Directors shall have authority (a) to fix the compensation, whether in the form of salary, bonus, stock options or otherwise, of all officers and employees of the corporation, either specifically or by formula applicable to particular classes of officers or employees, and (b) to authorize officers of the corporation to fix the compensation of subordinate employees.  The Board of Directors shall have authority to appoint a Compensation Committee and may delegate to such committee any or all of its authority relating to compensation.  The appointment of an officer shall not of itself create contract rights.

Section 8.                    Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 9.                    Vacancies.  If any office becomes vacant by any reason, the directors may appoint a successor or successors who shall hold office for the unexpired term or leave such office vacant.

ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS.

Section 1.                    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.                    Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors or delegated to an officer by resolution of the Board.  Such authority may be general or confined to specific instances.

Section 3.                    Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.                    Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VI.  CERTIFICATES FOR SHARES, THEIR TRANSFER, LOST CERTIFICATES.

Section 1.                    Certificates For Shares.  Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor.  Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require and shall give the corporation a bond of indemnity in form and with one or more sureties and in such amount as determined by the Board of Directors, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors.

Section 2.                    Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to the transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII.  DIVIDENDS.

Section 1.                    When Declared.  The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares, upon the terms and conditions provided by law.

Section 2.                    Reserve. The Board of Directors may set aside out of the net profits of the corporation available for dividends such sum or sums, before payment of any dividend, as the Board of Directors in their absolute discretion think proper as a reserve fund. to meet contingencies, or for equalizing dividends, or for repairing, or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and they may abolish or modify any such reserve in the manner in which it was created.

ARTICLE VIII.  SEAL.

Section 1.                   The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon

ARTICLE IX.  WAIVER OF NOTICE.

Section 1.                   Whenever any notice is required to be given to any stockholder or any director of the corporation under the provisions of these bylaws or under the provisions of the laws of the State of Nevada, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X.  AMENDMENTS.

Section 1.                   The power to alter, amend or repeal the bylaws of the corporation, or to adopt new bylaws shall be vested in the Board of Directors, subject to repeal or change by action of the stockholders; provided, no bylaws shall be adopted by the Board of Directors which shall require more than a majority of the voting shares for a quorum at a meeting of the stockholders, or more than a majority of the votes cast to constitute action by the stockholders, except where higher percentages are required by law.  The directors may amend or repeal bylaws passed by them but may not amend or repeal the bylaws passed by the stockholders.

ARTICLE XI.  INDEMNITY

Section 1.                    Indemnification of Directors and Officers.  The corporation shall, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, as amended, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  For purposes of this paragraph, a director or officer of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Section 2.                    Indemnification of Others. The corporation shall have the power, to the extent and in the manner permitted by the Nevada Revised Statutes, as amended, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  For purposes of this paragraph, an employee or agent of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Section 3.                    Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Nevada Revised Statutes, as amended.